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        UNITED STATES

        SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

________ June 19th 2014_________

PDK ENERGY INC.

(Exact name of registrant as specified in its charter)

MISSISSIPPI

State or Other Jurisdiction of Incorporation

000-54569

        27-3054731

(Commission File Number)

(IRS Employer Identification Number)

2911 Hilltop Drive

Ann Arbor, MI 48103

(Address of principal executive offices) (Zip Code)

480-344-7770

Registrant’s telephone number, including area code

_________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19th 2014, pursuant to N.R.S. 78.315 and N.R.S. 78.325, the Board of Directors appointed Marco Michael Maniwang as a member of the Board of Directors of PDK Energy, Inc. (the “Company”).

On that same day of June 19th 2014, Stuart Carnie, President, Chief Executive Officer, Chief Financial Officer, Treasure, and Director of the Company presented his letter of resignation from all appointments as an officer or director of the Company.  As the sole Director, Mr. Marco Michael Maniwang may act, in his capacity as the sole decision maker of the Company, as interim President and Chief Financial Officer until such time that the Board of Directors duly appoints the same.  Neither resignation was the result of any disagreement with our operations, policies, or practices.

Familial Relationships

There are no familial relationships between Marco Michael Maniwang and the Company.

Biographical Information

Marco Michael Maniwang

Marco Michael Maniwang, is a 48 year old residing in Quezon City, Philippines.  Mr. Maniwang is a graduate of The University of Davao, where he received his bachelor’s degree in 1992.  In 1998-2001 he continued his education at De La Salle University, Taft Manila.  In 1990-1998, he worked as a Clerical Worker at Peninsula Loans in Makati City, Philippines. In 1999-2007, he worked for Hua Hin Lending as a Lending Officer in Binondo, Philippines. From 2008 to current time, Marco worked for Shell Financial Corporation in Makati, Philippines as a Project Manager.

Ownership of Certain Directors and Management

There is no change, as of the date of this Form 8-K filing, in the beneficial owners of the Company, the Company hereby discloses the equity holdings of Mr. Marco Michael Maniwang, as members of the Board of Directors and/or management as follows:

Manager	Shares	% of Ownership
Marco Michael Maniwang	0	0.00%

Litigation

During the past ten years, Marco Michael Maniwang has not been the subject of the following events:

1.

A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

i)

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator,  floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii)	Engaging in any type of business practice; or

iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i)	Any Federal or State securities or commodities law or regulation; or

ii)

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Material Plans, Contracts or Other Arrangements

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

_        PDK Energy, Inc._____

(Registrant)

Date: _____June 19th, 2014_____

/s/ Marco Michael Maniwang

(Signature)